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                                                                   Exhibit 10.16

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT is entered into as of August 17, 2000, by and between, UNIVISION COMMUNICATIONS INC., a Delaware corporation ("Company"), and
C. DOUGLAS KRANWINKLE ("Employee").

                                    RECITALS

         WHEREAS, Company desires to employ Employee and Employee desires to accept such employment on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, Employee and Company agree as follows:

         1. DEFINITIONS/INTERPRETATION. The terms and conditions of Sections 1-10 (the "Express Terms and Conditions"), together with the "Standard Terms and Conditions" attached hereto and incorporated herein by reference, are collectively referred to as the "Agreement". All capitalized terms in the Agreement shall have the meaning set forth in the Express Terms and Conditions, except as otherwise specifically defined in the Standard Terms and Conditions. In the event of a conflict, the Express Terms and Conditions shall prevail over the Standard Terms and Conditions. All references to "Section" are Sections of the Standard Terms and Conditions unless expressly stated otherwise.

         2. EMPLOYMENT/TERM. On the terms and subject to the conditions set forth in this Agreement, Company hereby employs Employee and Employee hereby accepts such employment for the period commencing on September 1, 2000, and ending on August 31, 2002 (the "Term").

         3. OPTIONS TO EXTEND THE TERM. The Term of this Agreement shall be extended for an additional one-year term from September 1, 2002 through August 31, 2003 ("First Option Term") for the compensation described below, unless Company, in its sole discretion, gives notice to Employee at least ninety (90) days before the expiration of the Term of Company's intention not to extend the Term through the First Option Term. The word "Term" as used herein shall include the First Option Term, if any.

         4. BASE SALARY. Company will pay to Employee a base salary (the "Base Salary") at the annualized rate of Six Hundred Thousand Dollars ($600,000) during the period from September 1, 2000 through August 31, 2001; Six Hundred Thousand Dollars ($600,000) during the period from September 1,


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2001 through August 31, 2002; and, if the Term is extended to include the
First Option Term, Six Hundred Thousand Dollars ($600,000) during First Option Term. Such Base Salary will be earned weekly, in arrears, and be payable no less frequently than monthly, in accordance with Company's customary practices.

         5. DUTIES. Employee will perform the duties and responsibilities and render services in the capacity of Executive Vice President and General Counsel, reporting to the Chief Executive Officer, or in any other senior executive capacity as Company may from time to time prescribe. Employee will observe and comply with all rules, regulations, policies, orders and directions, whether oral or written, as Company may prescribe from time to time ("Company's Policies").

         6. STOCK OPTIONS. On the commencement date of the Term Employee will be granted a one-time non-statutory stock option to purchase One Hundred Thousand (100,000) shares of Company's Class A Common Stock (the "Stock") at a purchase price equal to the closing price of the Stock on the Composite Tape of the NYSE on the grant date, as published in the Western Edition of the Wall Street Journal, or if there is no trading of the Stock on the grant date, then the closing price of the Stock as quoted on such Composite Tape on the next preceding date on which there is trading of the Stock. The option may be exercised at the rate of twenty-five (25%) percent of the aggregate grant on and after each anniversary date of the grant in accordance with the provisions of Company's 1996 Performance Award Plan (the "Plan"). Such grant is subject to the terms and conditions of the Plan and Employee signing Company's standard Stock Option Agreement.

         7. BONUSES. Company may or may not, in its sole and absolute discretion, award Employee a bonus.

         8. BENEFITS. Company will provide to Employee all insurance and other benefits that Company provides to senior executives of Company (the "Benefits"); subject, however, to Employee's eligibility to participate in such Benefits under Company's Policies.

         9. BUSINESS EXPENSES. Company will reimburse Employee for all reasonable and necessary business expenditures made by Employee in accordance with Company's Policies, and will reimburse Employee for all reasonable and necessary expenditures associated with Employee's relocation from New York City to Employee's place of employment with Company in Los Angeles, California.


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         10. PLACE OF EMPLOYMENT. Employee's principal place of employment will be at the headquarters of Company in Los Angeles, California, or at such other place as may be mutually determined by Company and Employee. Notwithstanding the foregoing, Employee will engage in temporary travel as Company may reasonably request or as may be required to carry out Employee's duties and responsibilities hereunder.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                            UNIVISION COMMUNICATIONS INC.



                                            By: /s/ Robert V. Cahill
                                               -------------------------------
                                                  Robert V. Cahill
                                                  Vice President and Secretary

                                                /s/ C. Douglas Kranwinkle
                                            ----------------------------------
                                                  C. Douglas Kranwinkle


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                          STANDARD TERMS AND CONDITIONS


         1. EXCLUSIVITY OF SERVICES. Except as approved by the Chief Executive Officer, which approval may be withdrawn upon reasonable notice to Employee:

                  (a) FULL TIME. Employee will render services solely and exclusively for Company and devote Employee's full business time, energy and ability to Company and faithfully and diligently promote the business affairs and interests of Company.

                  (b) PROHIBITED ACTIVITIES. Without the prior express written consent of Company, which consent may be withheld or rescinded at any time in the sole discretion of Company, Employee will not, directly or indirectly, either individually or as an employee, agent, partner, joint venturer shareholder, consultant, officer, director or in any other capacity: (i) render services to any other person or entity, except to a charitable organization for no consideration and then only to the extent it does not interfere with the business interests of Company and the performance by Employee of Employee's obligations under this Agreement; or (ii) participate, engage in or have any financial or other interest in any business which is competitive in any manner whatsoever with any business in which Company or any of its affiliates is now or may hereafter become engaged. The foregoing prohibition does not include ownership by Employee of less than five percent (5%) of the outstanding shares of any publicly-traded entity, provided that Employee does not otherwise participate in such entity as a director, officer, employee or in any other capacity.

                  (c) NO COMMITMENTS. Employee represents and warrants to Company that Employee has no outstanding commitments inconsistent with any of the terms of this Agreement or the services to be rendered by Employee hereunder.

         2. TERMINATION.

                  (a) EVENTS. This Agreement and Employee's employment by Company will terminate on the earlier of (i) the expiration of the Term, or (ii) the first to occur of any of the following:


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                           (1) DISABILITY.

                                    (i) FAILURE TO RENDER SERVICE. In the event
Employee fails for a period of one hundred twenty (120) business days, either consecutively or in the aggregate during any twelve- (12-) month period, as a result of illness, incapacity, Disability, injury, or by reason of any statute, law, ordinance, regulation, order, judgment or decree, to render the services contemplated by this Agreement, Company, by written notice to Employee, may terminate Employee's employment.

                                    (ii) DISABILITY DEFINED. "Disability" shall
for purposes of this Agreement mean a physical or mental condition which substantially limits a major life activity and which renders Employee unable to perform the essential functions of Employee's position, even with such reasonable accommodation by Company that does not impose an undue hardship on Company. Company reserves the right, in good faith, to make the determination of Disability under this Agreement based on information supplied by Employee's medical personnel, as well as information from medical personnel selected by Company or its insurers.

                           (2) DEATH. Employee's employment shall automatically
terminate upon the death of Employee.

                           (3) FOR CAUSE BY COMPANY. Company may terminate
Employee's employment at any time, without notice except as provided below, for Cause. For purposes of this Section 2(a)(3) the term "Cause" includes, but is not limited to: habitual neglect of the duties which Employee is required to perform; willful misconduct; gross negligence; theft, fraud or other illegal conduct; sexual or other unlawful harassment; conduct which reflects adversely upon the Company, any affiliate of Company, or any officer, director or Board of any of them, including, without limitation, making disparaging remarks; arrest for or conviction of a crime involving moral turpitude; insubordination; any willful act that is likely to or does in fact have the effect of injuring the reputation, business or a business relationship of the Company, any affiliate of Company, or any officer, director or Board of any of them; violation of any fiduciary duty; violation of any duty of loyalty; or the breach by Employee of any material term of this Agreement, which breach is not cured within five (5) business days after written notice thereof to Employee. Termination of Employee's employment under this Section 2(a)(3) will not limit Company's rights and remedies against Employee under this Agreement, at law or in equity.


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                           (4) WITHOUT CAUSE. Company, in its absolute
discretion, may terminate Employee's employment at any time without Cause and with or without notice.

                           (5) FOR CAUSE BY EMPLOYEE. Employee may terminate
this Agreement at any time, without notice except as provided below, for Cause. For purposes of this Section 2(a)(5), the term "Cause" means the breach by Company of any material term of this Agreement, which breach is not cured within five (5) business days after written notice thereof to Company.

                  (b) EFFECT. Effective as of the date of the termination of Employee's employment pursuant to this Section 2 and except as provided below, Employee's right to receive Base Salary, Benefits, expense reimbursement and other amounts (such as bonuses) will cease, provided that Company will pay to Employee such amounts, if any, which Employee has earned but are unpaid. Notwithstanding the foregoing, and subject to Employee's compliance with the conditions of Section 2(c) and 4 and execution of full release and settlement of all claims in connection with Employee's employment, in the event Employee's employment is terminated pursuant to Section 2(a)(4) or Section 2(a)(5) Company will pay Employee Base Salary for the unexpired Term remaining after the date of such termination and any stock options granted to Employee shall vest and be exercisable in accordance with the provisions of Company's Stock Option Agreement executed by Employee in connection with the grant of such stock options. Such payments will be in lieu of all other rights of Employee under this Agreement, at law or in equity, except as provided in the first sentence of this Section 2(b).

                  (c) POST TERMINATION CONDITIONS. Upon termination of Employee's employment, Employee will cooperate with and assist Company regarding any litigation, contract negotiation or other matter in which the benefit of Employee's knowledge or expertise may be requested by Company, including, without limitation, assisting Company, at Company's request, in the preparation of litigation (including testifying).

         3. RENEWAL.

                  (a) NOTICE. Unless this Agreement has been terminated pursuant to Section 2, no later than ninety (90) days prior to the expiration of the Term Company will give Employee written notice advising Employee whether or not Company will seek to negotiate an extension of the Term ("Extension Notice").


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                  (b) EFFECT. If Company gives Employee an Extension Notice
informing Employee that Company will not seek to renew or extend the term of the Agreement, or if Company fails to give an Extension Notice then, upon expiration of the Term (unless Employee is sooner terminated in accordance with the provisions of Section 3), Employee's employment will terminate and Employee's right to receive Base Salary, Benefits, expense reimbursement and other amounts will cease. Upon such expiration of the Term (i) Company will pay to Employee all Base Salary, Benefits, expense reimbursement and other amounts, if any, earned by Employee but unpaid as of the date of such expiration and (ii) Company will continue to pay Employee's then-current Base Salary at an annualized rate
(A) for a period of ninety (90) days if no Extension Notice was given to Employee, or (B) if the Extension Notice is given by Company less than ninety
(90) days prior to the expiration of the Term, for a period of ninety (90) days MINUS the number of days from the date the Extension Notice was given to Employee until the expiration date of the Term. In any event, Company's election not to renew or extend Employee's employment will not relieve Employee of any continuing obligations under the Agreement.

                  If Company gives Employee an Extension Notice informing Employee that Company will seek to renew or extend the Term and if Company and Employee fail to agree on the terms and conditions of an extended term prior to the expiration of the Term then, upon the expiration of the Term, (unless Employee is sooner terminated in accordance with the provisions of Section 3), Employee's employment will terminate and Employee's right to receive Base Salary, Benefits, expense reimbursement and other amounts will cease. Upon such expiration of the Term (i) Company will pay to Employee all Base Salary, Benefits, expense reimbursement and other amounts, if any, earned by Employee but unpaid as of the date of such expiration and (ii) if the Extension Notice is given less than ninety (90) days prior to the expiration of the Term, Company will continue to pay Employee's then-current Base Salary at an annualized rate for a period of ninety (90) days MINUS the number of days from the date the Extension Notice was given to Employee until the expiration date of the Term.

                  (c) COMPANY'S DISCRETION. The election to seek an extension of the Term will be at the sole and absolute discretion of Company. No renewal or extension of this Agreement will result in any subsequent renewal or extension of this Agreement unless such subsequent renewal or extension is by written agreement between Company and Employee.

                  (d) EXCLUSIVITY. During the Term and, if Company has given Employee an Extension Notice prior to the expiration of the Term, for a period of ninety (90) days thereafter, Employee shall not directly or indirectly enter into any


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discussions or negotiations with anyone other than Company for the performance of services by Employee after the expiration of the Term. Employee will negotiate in good faith exclusively with Company if Company elects to seek an extension or renewal of Employee's Employment Agreement prior to the expiration of the Term.

         4. CONFIDENTIALITY/TRADE SECRETS/UNFAIR COMPETITION; COMPETITIVE ACTIVITIES; PROPRIETARY RIGHTS.

                  (a) CONFIDENTIALITY/TRADE SECRETS/UNFAIR COMPETITION.

                           (1) DEFINED. In the performance of Employee's duties,
Employee may have access to, receive and be entrusted with trade secrets and other confidential information regarding marketing, sales, financial, management, administrative, production and distribution information, customer lists, plans, processes and specifications presently owned, or at any time in the future developed by Company or its affiliates or its or their agents or consultants, actually or potentially used in the operation of Company's business, or obtained form third parties under an agreement of confidentiality, and that is not otherwise part of the public domain (collectively the "Confidential Material").

                           (2) PROHIBITIONS. Employee acknowledges and agrees
that all Confidential Material is considered secret and is made available to Employee in strictest confidence. Except in the performance of Employee's duties or as may be required by applicable law, Employee shall not, directly or indirectly for any reason whatsoever, disclose, duplicate or use any such Confidential Material, unless such Confidential Material ceases (through no fault of Employee) to be confidential because it has become part of the public domain. All records, files, drawings, documents, equipment and other tangible items, and all copies thereof, wherever located, relating in any way to the Confidential Material or otherwise to Company's business, which Employee prepares, uses or encounters, shall be and remain Company's sole and exclusive property and shall be included in the Confidential Material.

                           (3) DELIVERY. Upon termination of this Agreement by
any means, or whenever requested by Company, Employee shall promptly deliver to Company any and all of the Confidential Material, and all copies thereof, not previously delivered to Company, that may be or at any previous time has been in Employee's possession or under Employee's control. Employee hereby acknowledges that the sale or unauthorized use, duplication or disclosure of any Confidential Material by any means whatsoever and any time before, during or after employment with Company shall constitute a material breach of this Agreement and unfair


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competition; and Employee agrees not to engage in unfair competition either during the time employed by Company or at any time thereafter in perpetuity.

                  (b) COMPETITIVE ACTIVITIES.

                           (1) SOLICITATION. Employee covenants and agrees that
during the Term and for a period of six (6) months after the termination of Employee's employment under this Agreement, Employee shall not directly or indirectly influence or attempt to influence or solicit present or future customers, employees, performers or independent contractors of Company or any of its affiliates to restrict, reduce, sever or otherwise alter their relationship with Company or such affiliates.

                           (2) COOLING-OFF. Employee further covenants and
agrees that if Employee's employment is terminated prior to the expiration of the Term pursuant to Section 2(a)(4) (without Cause) or any breach or other early termination of the Agreement by Employee, during the remainder of the unexpired Term (the "Cooling-Off Period"), Employee will not directly or indirectly engage in the "Business" (as defined at the end of this Section 4(b)(2)) in the United States and Puerto Rico and any other country in which the Company or any of its affiliates engages in such Business (whether alone, as a partner, joint venturer, officer, director, employee, consultant or investor of any other entity), including but not limited to any activity that is competitive with or adverse to such business that involves (x) representing, as talent agent or otherwise, any performer or celebrity, (y) the production of advertising, news or programming of any kind or the distribution or transmission of any such advertising, news or programming wherever produced, or (z) the advertising, marketing, telemarketing or sale of any product, institution or service. Employee also covenants and agrees that during the Cooling-Off Period Employee will not (other than in the performance of Employee's duties under this Agreement) join or participate with any person who is, or hereafter at any time is engaged by Company or any of its affiliates as an officer, performer or independent contractor in the conduct of any business, corporation, partnership, firm or enterprise competing with the business of the Company or any of its affiliates. For purposes of this subsection, "Business" means any and all forms of media, communication and entertainment, including, without limitation, television, radio, the internet (including e-services and e-commerce), music, movies, theater, print and visual/audio entertainment via all methods of delivery whether now known or hereafter developed or conceived.

                  (c) PROPRIETARY RIGHTS.

                           (1) WORKS MADE FOR HIRE. Employee acknowledges and
agrees that Employee is Company's employee "for hire." In this regard, all right,


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title and interest of every kind and nature whatsoever, whether now known or unknown, in and to any property (intellectual or otherwise), including without limitation any trademarks, copyrights, films, scripts, ideas, writings and discoveries, created, written, developed, furnished, produced, disclosed or acquired by Employee, alone or in collaboration with others, during Employee's employment by Company or within the one (1) year period thereafter (qualified by the last sentence of subparagraph (3) below), which relates to or may be useful in connection with the actual business or activities of Company, shall be and remain, as between Employee and Company, the sole and exclusive property of Company for any and all purposes and uses whatsoever (including any of Employee's right, title and interest in and to any domestic or foreign applications for trademark, as well as any divisions, continuations, reissues, revivals, renewals or extensions thereof), and to the extent protectible under copyright law, shall be deemed for such purposes as works made for hire for Company.

                           (2) ASSIGNMENT. Employee hereby assigns to Company
all of Employee's right, title and interest, now owned or hereafter acquired by Employee, in and to all of the foregoing. Employee agrees that, at Company's request, whether during or subsequent to employment by Company, that Employee shall do any and all acts, and execute and deliver to Company (in a form satisfactory to Company) such instruments or documents, as may be deemed by Company as necessary or desirable to evidence, effectuate, secure, maintain, or establish the terms of this Agreement or Company's ownership of any of the foregoing, all without charge; but notwithstanding that no such instruments or documents are executed, Company, as Employee's employer, shall be deemed the owner thereof immediately upon the earlier of the discovery or creation thereof.

                           (3) DEEMED CREATIONS. Any patent, trademark,
copyright or other property relating to Company's actual or contemplated business or activities, that is discovered, created, etc. by Employee, alone or in collaboration with others, within one (1) year after the termination of Employee's employment by Company for any reason, shall be deemed to be within the provisions of this Section 4(c), unless Employee can prove that the same was conceived and made after such termination.


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         5. CONFLICTS OF INTEREST. Employee represents and warrants that
Employee is familiar with the provisions of Sections 317 and 507 of the Communications Act of 1934, as amended, recognizes Employee's responsibilities and personal liabilities thereunder, and will fully comply with those provisions during the Term. Specifically, Employee will not, without the prior knowledge and written consent of Company in each instance: (a) engage in any business or economic activity that would create a conflict of interest in the selection of broadcast matter; (b) accept any favors, loans, entertainment or anything of value from persons seeking the airing of any matter in return therefor; or (c) promote over the air any activity or matter in which Employee or any affiliate of Employee has a direct or indirect financial interest. Employee will provide Company with such information and execute such certifications as Company may from time to time reasonably require to enable Company to discharge its obligations under the above-referenced statutory provisions.

         6. MISCELLANEOUS.

                  (a) SUCCESSION. This Agreement shall inure to the benefit of and shall be binding upon Company, its successors and assigns. The obligations and duties of Employee hereunder are personal and not assignable. Company will have the right to assign its rights and obligations to any successor or affiliate of Company.

                  (b) NOTICES. Any notice provided for in this Agreement shall be in writing and sent:

                           If to Company to:

                                    Robert V. Cahill
                                    Univision Communications Inc.
                                    1999 Avenue of the Stars
                                    Los Angeles, California 90067
                                    Fax:  (310) 556-3568

                           With copies to:

                                    Legal Department
                                    Univision Communications Inc.
                                    6701 Center Drive West
                                    Los Angeles, California 90045
                                    Fax:  (310) 348-3679


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or at such other address as Company may from time to time in writing designate;
and, if to Employee, at such address as Employee may from time to time in writing designate (or Employee's business address of record in the absence of such designation). All notices will be deemed to have been given immediately if communicated by telecopy or facsimile transmission, and two (2) business days after they have been deposited, in the United States mail, certified, return receipt requested, postage paid and properly addressed to the designated address of the party to receive the notice (or on the date the return receipt is signed, if later than two (2) business days).

                  (c) ENTIRE AGREEMENT. This instrument constitutes and contains the entire agreement and final understanding concerning Employee's employment and the other subject matters addressed herein between the parties. It is intended by the parties as a complete and exclusive statement of the terms of their agreement, and supersedes and replaces all prior negotiations and all agreements, proposed or otherwise, whether written or oral, concerning the subject matters hereof. Any representation, warranty, covenant or agreement not specifically included in this Agreement will not be binding upon or enforceable against either party. This is a fully-integrated agreement. No amendment or modification of the terms of this Agreement will be valid unless made in writing and signed by Employee and Company.

                  (d) WAIVER. No failure on the part of any party to exercise or delay in exercising any right hereunder will be deemed a waiver thereof or of any other right, nor will any single or partial exercise preclude any further or other exercise of such or any other right.

                  (e) CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to contracts made and to be performed in such State and without regard to conflicts of law doctrines, except to the extent that federal law preempts certain matters.

                  (f) SEVERABILITY. If this Agreement for any reason is or becomes unenforceable in any material respect by any party, it shall thereupon terminate and become unenforceable by the other party as well. In all other respects, if any provision of this Agreement is held invalid or unenforceable, the remainder of shall nevertheless remain in full force and effect, and if any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances, to the fullest extent permitted by law. In the event that any portion of the second paragraph of Section 1 or any portion of Section 4 of these Standard Terms and Conditions is more restrictive than permitted by applicable law, such provisions shall be deemed and construed as limited to the extent, but only to the minimum


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extent, necessary to permit their enforcement under such law. In particular, the parties acknowledge that the duration and geographic scope of such provisions may be so limited to permit the greatest possible enforcement thereof.

                  (g) WITHHOLDING. All compensation payable hereunder shall be subject to applicable taxes, withholding, premium charges, co-payment of benefits, self-insured retentions and other normal deductions.

                  (h) REMEDIES. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights at law or in equity existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for certain breaches of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity or competent jurisdiction for injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement. Such injunctive relief shall be available without the posting of any bond or other security. In this connection, the parties agree that the services to be rendered by Employee under this Agreement are of a special, unique and extraordinary nature, which gives them a peculiar value and that a breach by Employee will cause Company great and irreparable injury and harm.

                  (i) SURVIVAL. The provisions of Sections 2(b)(c), 3(d), 4(a)(b)(c), and 6(d)(e)(f)(h)(i) will survive the expiration or earlier termination of this Agreement.


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